Exhibit 3.2

EIGHTH AMENDED AND RESTATED

BYLAWS

OF

MULTIMEDIA GAMES HOLDING COMPANY, INC.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

EIGHTH AMENDED AND RESTATED

BYLAWS

TABLE OF CONTENTS

ARTICLE I CAPITAL STOCK		1
1.1	Certificates Representing Shares	1
1.2	Shareholders of Record	1
1.3	Transfer of Shares	2

ARTICLE II MEETINGS OF SHAREHOLDERS		2
2.1	Place of Meetings	2
2.2	Annual Meeting	2
2.3	Special Meetings	2
2.4	Notice of Meeting	2
2.5	Fixing Record Dates	3
	(a) Fixing Record Dates for Matters Other Than Consents To Action	3
	(b) Fixing Record Dates for Consents to Action	4
2.6	Voting List	4
2.7	Voting at Meetings	4
2.8	Quorum and Voting by Shareholders	5
	(a) Quorum	5
	(b) Voting on Matters Other than the Election of Directors	5
	(c) Voting in the Election of Directors	5
2.9	Officers	5
2.10	Action by Written Consent	5

ARTICLE III DIRECTORS		6
3.1	General Powers	6
3.2	Number and Tenure	6
3.3	Vacancies	6
3.4	Place of Meeting	6
3.5	Regular Meetings	7
3.6	Special Meetings	7
3.7	Quorum of and Action by Directors	7
3.8	Compensation	7
3.9	Removal	7
3.10	Committees	7
3.11	Action by Written Consent	8

ARTICLE IV OFFICERS		8
4.1	Officers	8
4.2	Vacancies	8
4.3	Removal	8

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4.4	Chairman of the Board	8
4.5	President	9
4.6	Vice President	9
4.7	Secretary	9
4.8	Treasurer	9
4.9	Additional Titles	10
4.10	Delegation of Authority	10

ARTICLE V INDEMNIFICATION AND INSURANCE		10
5.1	Indemnification and Advancement of Expenses	10
5.2	Continuing Offer; Reliance; Effect of Amendment	10
5.3	Insurance	11
5.4	Severability	11

ARTICLE VI MISCELLANEOUS PROVISIONS		11
6.1	Amendments	11
6.2	Waiver	12
6.3	Conference Telephone Meetings	12
6.4	Offices	12
6.5	Resignations	12
6.6	Seal	12
6.7	Fiscal Year	12
6.8	Books and Records	12

ii

EIGHTH AMENDED AND RESTATED

BYLAWS

OF

MULTIMEDIA GAMES HOLDING COMPANY, INC.
(herein referred to as the “Corporation”)

ARTICLE I
CAPITAL STOCK

1.1                               Certificates Representing Shares.  The Corporation shall deliver certificates representing shares to which shareholders are entitled in such form as shall be approved by the Board of Directors, or the Corporation may issue uncertificated shares in accordance with the requirements of the Texas Business Organizations Code.  Each certificate shall bear on its face the statement that the Corporation is organized in Texas, the name of the shareholder to whom the certificate is being issued, the name of the Corporation, the number, class and series of shares issued and the par value or a statement that the shares are without par value.  Each certificate shall also contain, on its face or back, all recitations or references required by law.  Certificates for shares of the Corporation shall be issued only when consideration for the shares has been fully paid.  Such certificates shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.  Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such President or Vice President and Secretary or Assistant Secretary may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

1.2                               Shareholders of Record.  The Board of Directors of the Corporation may appoint one (1) or more transfer agents or registrars of any class of stock of the Corporation.  Unless and until such appointment is made, the Secretary of the Corporation shall maintain, among other records, share transfer records, which shall set forth the names and addresses of all past and current shareholders of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer.  The share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.  Unless otherwise provided by law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.5 of these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into stock transfer agreements or voting trust agreements with respect to those shares, or giving proxies with respect to those shares.  Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

1.3                               Transfer of Shares.  The shares of the Corporation shall be transferable on the share transfer records of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates representing such shares.  All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1                               Place of Meetings.  All meetings of shareholders shall be held at the registered office of the Corporation or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

2.2                               Annual Meeting.  Commencing in calendar year 2014, the annual meeting of the Shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors and stated in the notice of meeting.

2.3                               Special Meetings.  Special meetings of the shareholders may be called at any time by the President or the Board of Directors.  Special meetings of shareholders may also be called by the Secretary upon the written request of the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

2.4                               Notice of Meeting.  Written notice of all meetings, stating the place, day, and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.  Notice for an adjourned meeting is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case, notice of the adjourned meeting shall be given as in the case of any special meeting.  Any notice required to be given to any shareholder under any provision of the Texas Business Organizations Code, the Certificate of Formation or these Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Texas Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

2.5                               Fixing Record Dates.

(a)                                 Fixing Record Dates for Matters Other Than Consents To Action.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to remove a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5(a), such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

(b)                                 Fixing Record Dates for Consents to Action.  Unless a record date shall have previously been fixed or determined pursuant to this Section 2.5(b), whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders pursuant to Section 2.10 herein, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 2.10 herein.  If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Organizations Code, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

2.6                               Voting List.  The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.  Failure to comply with any requirements of this Section 2.6 shall not affect the validity of any action taken at such meeting.

2.7                               Voting at Meetings.  Any holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.7.  Voting on any resolution at the meeting shall be by voice, unless any shareholder demands a ballot vote before the voting begins.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Corporation who extended it credit under terms requiring the appointment, (d) an employee of the Corporation whose employment contract requires the appointment, or (e) a party to a voting agreement created under the Texas Business Organizations Code.  A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions or revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.  Treasury shares, shares of the Corporation’s stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.8                               Quorum and Voting by Shareholders.

(a)                                 Quorum.  With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.  Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

(b)                                 Voting on Matters Other than the Election of Directors.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

(c)                                  Voting in the Election of Directors.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

2.9                               Officers.  The President shall preside at, and the Secretary shall keep the records of each meeting of shareholders.  In the absence of either such officer, his or her duties shall be performed by another director or officer of the Corporation appointed at the meeting.

2.10                        Action by Written Consent.  Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.  Every written consent shall bear the date of signature of each shareholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner rewired by this Section 2.10, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President of the Corporation.  A telegram telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 2.10.  Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

ARTICLE III
DIRECTORS

3.1                               General Powers.  The powers of the Corporation shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2                               Number and Tenure.  The number of directors shall initially consist of one (1) member.  The number of members of the Board of Directors may be increased or decreased from time to time by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director.  Unless sooner removed in accordance with these Bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.  At each annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.  Directors need not be residents of the State of Texas or shareholders of the Corporation.

3.3                               Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.  Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.4                               Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting.  In the absence of specific designation, the meetings shall be held at the principal business office of the Corporation.

3.5                               Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it.  The Board of Directors may designate other times for the conduct of regular meetings of the Board of Directors.  No notice of annual meetings or regular meetings for which the Board of Directors has designated a time need be given to members of the Board of’ Directors.

3.6                               Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the President, or any two (2) directors of the Corporation, or, if there is only one (1) director, by him.  Notice shall be sent by mail or telegram to the last known address of each director at least four (4) days before the meeting.  Oral notice may be substituted for such written notice if given not later than one day before the meeting.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a director at such meeting shall also constitute a waiver of notice thereof except where such director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7                               Quorum of and Action by Directors.  A majority of the number of directors fixed by or in the manner provided in these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting from time to time until the attendance of a quorum can be secured.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

3.8                               Compensation.  Directors as such shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.9                               Removal.  Any and all directors may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors.  The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a plurality of the shares represented at such meeting and entitled to vote for the election of directors.

3.10                        Committees.  The Board of Directors may, by resolution adopted by a majority of the full Board, designate one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Texas Business Organizations Code.  The Board of Directors, by resolution adopted by a majority of the full Board, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to terminate the existence of any committee.  Members of any committee shall receive such compensation as the Board of Directors may from time to time provide.  The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof of any responsibility imposed by law.  Every committee so designated shall keep regular minutes of its proceedings and regularly report the minutes to the Board of Directors.

3.11                        Action by Written Consent.  Any action that may be taken at a regular or special meeting of the Board of Directors or any committee of the Board may be taken without a meeting if a consent in writing, setting forth the actions to be taken, shall be signed by all of those persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Board or such committee.  No notice shall be required in connection with the use of a written consent pursuant to this Section 3.11.

ARTICLE IV
OFFICERS

4.1                               Officers.  The officers of the Corporation shall be elected by the Board of Directors and shall, at a minimum, consist of a President and a Secretary.  The Board of Directors may elect such other officers, including a Chairman of the Board, a Vice President or Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers, and appoint such agents, as it may deem necessary or desirable.  All officers shall, unless otherwise removed by the Board of Directors, hold office until their successors are elected and qualified.  Any two or more offices may be held by the same person.  The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board from time to time, except as otherwise provided by contract.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

4.2                               Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall, unless otherwise removed by the Board of Directors, hold office until his successor is chosen and qualified.

4.3                               Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

4.4                               Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors.

4.5                               President.  Subject to the supervisory powers, if any, that may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, of the Board of Directors.  The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.6                               Vice President.  Each Vice President, if there shall be such an officer, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors or be delegated to him or her by the President or Chairman of the Board.  Vice Presidents may be given special designations such as “Senior Vice President,” “Executive Vice President,” “Vice President—Finance,” or any other designation deemed appropriate by the Board of Directors.

4.7                               Secretary.  It shall be the duty of the Secretary to send any and all required notices of and to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings of such meetings in a book suitable for that purpose.  It shall also be the duty of the Secretary to attest with his or her signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock transfer book in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation.  The Secretary shall attest and keep at the registered office of the Corporation the original or a copy of these Bylaws, as they may be amended, and the original of the Certificate of Formation, as they may be amended.  The Secretary shall also attest with his or her signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation.  The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her.  The duties of the Secretary may also be performed by any Assistant Secretary.

4.8                               Treasurer.  The Treasurer, if there shall be such an officer, shall keep such moneys of the Corporation as may be entrusted to his or her keeping and account for the same.  The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation.  The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her.  The duties of the Treasurer may also be performed by any Assistant Treasurer.

4.9                               Additional Titles.  In addition to their titles as designated in Sections 4.4 through 4.8, particular officers of the Corporation may be given titles indicative of their managerial responsibilities within the Corporation.  The officer of the Corporation chiefly responsible for corporate policy-making and the general supervision and direction of the Corporation’s business may, in addition to his or her other title or titles, be designated the “Chief Executive Officer.”  The officer of the Corporation charged with supervision and management of the daily operations of the Corporation may, in addition to his or her other title or titles, be designated the “Chief Operating Officer.”  The officer of the Corporation chiefly responsible for the finances, securities and accounting systems of the Corporation may, in addition to his or her other title or titles, be designated the “Chief Financial Officer.”  The Board of Directors may give officers of the Corporation such other additional titles and designations as it shall deem appropriate.

4.10                        Delegation of Authority.  In the ease of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, provided that a majority of the entire Board concurs therein.

ARTICLE V
INDEMNIFICATION AND INSURANCE

5.1                               Indemnification and Advancement of Expenses.  The Corporation shall indemnify and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent provided by, and in accordance with the procedures set forth in Section 8 of the Texas Business Organizations Code (“Section 8”) and any other applicable laws, provided, however, that Section 8 shall be modified in the following respects as applied to the Corporation:

(a)                                 Indemnification of any person who has satisfied the standard of conduct set forth in Section 8 shall be mandatory rather than optional.  The determination under Section 8 that indemnification shall be made shall also constitute authorization of indemnification under Section 8.

(b)                                 Advancement of expenses to a person who has satisfied the requirements of Section 8 shall be mandatory rather than optional.

(c)                                  Payment or reimbursement of expenses to a person pursuant to Section 8 in connection with his appearance as a witness or other participation in a proceeding shall be mandatory rather than optional.

5.2                               Continuing Offer; Reliance; Effect of Amendment.  The provisions of this Article are for the benefit of, and may be enforced by, each director, officer, employee, agent or other person identified in Section 5.1, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such person, and constitute a continuing offer to all present and future persons occupying any such position.  The Corporation, by its adoption of these Bylaws, will continue to rely upon the provisions of this Article V in agreeing to serve and serving in any of the capacities referred to above, waives reliance upon, and all notices of acceptance of, such provisions by each such person and acknowledges and agrees that no present or future person occupying any such position shall be prejudiced in his right to enforce the provisions of this Article V in accordance with their terms by any act or failure to act on the part of the Corporation.  No amendment, modification or repeal of this Article V or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director, officer, employee, agent or other person identified in Section 1 of this Article V to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such person, under and in accordance with the provisions of this Article V as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

5.3                               Insurance.  Subject to Section 8, the Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, agent or other person identified in Section 5.1, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under Section 5.1,

5.4                               Severability.  The indemnification and/or advancement of expenses provided by this Article V shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and/or advance expenses to each director or officer, employee, agent, or other person identified in Section 5.1, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.  If any provision hereof should be held by a court of competent jurisdiction to be invalid, it shall be limited only to the extent necessary to make such provision enforceable, it being the intent of this Article V to indemnify and/or advance expenses to each individual who serves or who has served as a director, officer, employee, agent, or other person identified in Section 5.1 to the maximum extent permitted by law.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1                               Amendments. The Board of Directors shall have the power to amend or repeal these Bylaws or adopt new Bylaws, unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw.  The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting.  Unless the Corporation’s Certificate of Formation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation’s shareholders may amend, repeal or adopt Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors.  The shareholders may amend, repeal or adopt new Bylaws at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat.  The directors shall not amend these Bylaws so as to effect a change in the time or place of the meeting for the election of directors within sixty (60) days next before the day on which such meeting is to be held; furthermore, in case of any change of said time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

6.2                               Waiver.  Whenever, under the provisions of any law, the Certificate of Formation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholders, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Moreover, attendance at any meeting by a shareholder or director shall constitute a waiver of notice of said meeting by such shareholder or director unless such individual attends the meeting for the specific purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

6.3                               Conference Telephone Meetings.  Meetings of shareholders, directors or any committee thereof, may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 6.3 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

6.4                               Offices.  The principal office of the Corporation shall be located in Las Vegas, Nevada unless and until changed by resolution of the Board of Directors.  The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

6.5                               Resignations.  Any director or officer may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

6.6                               Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement entered into by the Corporation, unless otherwise provided by law.

6.7                               Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors, provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer its determination of the fiscal year, the fiscal year shall be the calendar year.

6.8                               Books and Records.  The Corporation shall maintain those books and records required by the Texas Business Organizations Code and such further books and records as it may deem necessary or desirable.  All books and records required by the Texas Business Organizations Code shall be open to inspection of the shareholders from time to time and to the extent expressly provided by the Texas Business Organizations Code, and not otherwise.  The members of the Board of Directors may examine all such books and records at all reasonable times.

CERTIFICATE OF SECRETARY

The undersigned, being the Secretary of Multimedia Games Holding Company, Inc., hereby certifies that the foregoing Eighth Amended and Restated Bylaws were adopted as the Bylaws of the Corporation effective on the 19th day of December, 2014.

IN WITNESS WHEREOF, I have signed this Certificate on this the 19th day of December, 2014.

/s/ Juliet A. Lim
Juliet A. Lim, Secretary